                                                                    Exhibit 21.1
                                                                    ------------



                     SUBSIDIARIES OF CALLAWAY GOLF COMPANY
                     -------------------------------------



                    NAME                              JURISDICTION OF FORMATION
                    ----                              -------------------------

Callaway Golf Sales Company                                   California

Callaway Golf Ball Company                                    California

CGV, Inc.                                                     California

Odyssey Golf, Inc.                                            California

Callaway Golf (Germany) GmbH                                    Germany

Callaway Golf Trading GmbH
  (owned 80% by Callaway Golf Germany GmbH)                     Germany

Callaway Golf Europe Ltd.
  (formerly Callaway Golf (UK) Limited)                     United Kingdom

ERC International Company                                        Japan

Callaway Golf Korea, Ltd.                                        Korea